 EX-99.1 Press release dated September 17, 2009, announcing first quarter 2010 financial results

EXHIBIT 99.1

Press Release Dated September 17, 2009

PHAZAR CORP ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS

PHAZAR CORP, (Nasdaq: ANTP) announced today the unaudited results of operations for the quarter ended August 31, 2009.

First Quarter Fiscal Year 2010

The Company recognized a net loss of $107,948 or $.05 per share for the first quarter, compared to net income of $93,792 or $.04 per share, in last year’s fiscal first quarter.

Revenues are down $112,860 or 5.6% from $2,009,712 for the first quarter in fiscal year 2009 to $1,896,852 for the same quarter in fiscal year 2010.

On a positive note, gross profit margins increased by 6%, from 38% for the three month period ended August 31, 2008 up to 44% for the three month period ended August 31, 2009.  The increase in gross profit margins is attributable to lower raw material costs and an improved product mix.  Taking advantage of the lower raw material costs and recognizing the historically low interest rates earned on idle cash balances, we modestly increased finished goods inventory as well.

Sales and administrative expenses are up $295,040, or 38% which included a $217,000 increase in research and development costs quarter over quarter associated with further development of our mesh radio wireless networking product line.  Other income is down $73,112, or 59% as the Company no longer has tax-exempt investments in auction-rate securities with high yields.

Commenting on the quarter, Garland P. Asher, Chairman and CEO, said “Given the long lead times in production of much of our product line, 90 to 120 days on average, the lower sales reported in the first quarter reflected the soft bookings we experienced in the February through May period. As bookings have shown modest improvement in the first quarter, revenues should also show similar improvement in the current quarter. Notwithstanding, we continue to aggressively monitor our controllable expenses and husband our cash.  Cash balances at quarter end were approximately $2.9 million despite the aforementioned increase in inventory.  Also, encouragingly, as discussed below, our backlog increased for the first time in three quarters.”

Backlog of Orders

The Company’s backlog of orders on August 31, 2009, totaled $2,135,560 compared to $1,970,266 at August 31, 2008, an increase of 8.4%.  Backlog at our May 31, 2009 year-end was $1,741,746.  Incoming orders for the three month period totaled $2,309,869 versus $1,492,888 for the comparable period last year.  The Company’s book to ship ratio was 121% for the three month period ended August 31, 2009 compared to 74% for the comparable three month period last year.

More information and analysis of PHAZAR CORP’s financial results will be provided in the management discussion and analysis of financial condition and results of operations in the Form 10-Q for the first quarter ended August 31, 2009, estimated to be filed with the Securities and Exchange Commission on or around October 15, 2009.

The Form 10-Q will also be available at the SEC’s website at www.sec.gov and PHAZAR CORP’S website at www.phazarcorp.com.

Product information is available at www.antennaproducts.com, www.truemeshnetworks.com and www.phazar.com.

For further information contact:

Kathy Kindle, Antenna Products Corporation

Tel: 940 325 3301  Fax: 940 325 0716

kindle@phazarcorp.com

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”.  This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts.  Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements.  The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

PHAZAR CORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED AUGUST 31, 2009 AND AUGUST, 2008

(Unaudited)

Three Months Ended

	August 31, 2009	August 31, 2008

Sales and contract revenues	$ 1,896,852	$ 2,009,712
Cost of sales and contracts	1,055,118	1,253,734
Gross profit	841,734	755,978
Gross profit margin %	44%	38%

Sales and administration expenses	1,071,180	776,140
Operating loss	(229,446)	(20,162)

Other income
Interest income	35,718	89,408
Other income	14,771	34,193
Total other income	50,489	123,601

Income (loss) from operations before income taxes	(178,957)	103,439

Income tax provision (benefit)	(71,009)	9,647

Net income (loss)	$ (107,948)	$ 93,792

Basic earnings (loss) per common share	$ (0.05)	$ 0.04

Diluted earnings (loss) per common share	$ (0.05)	$ 0.04

Basic weighted average of common shares outstanding	2,297,334	2,360,706
Diluted weighted average of common shares outstanding	2,297,334	2,360,706

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AUGUST 31, 2009 AND MAY 31, 2009

August 31, 2009

		May 31, 2009
	(Unaudited)	(Audited)
CURRENT ASSETS
Cash and cash equivalents	$ 2,927,442	$ 3,320,647
Accounts receivable:
Trade, net of allowance for doubtful accounts
of $2,002 as of August 31, 2009 and May 31, 2009	566,399	663,499
Inventories	2,715,209	2,531,816
Prepaid expenses and other assets	170,130	76,261
Income taxes receivable	404,559	343,145
Deferred income taxes	74,853	74,853

Total current assets	6,858,592	7,010,221

Property and equipment, net	1,137,747	1,140,141

Long –term deferred income tax	127,003	116,995
TOTAL ASSETS	$ 8,123,342	$ 8,267,357

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 221,257	$ 215,840
Accrued expenses	438,383	486,666
Deferred revenues	-	16,884

Total current liabilities	659,640	719,390

Total liabilities	659,640	719,390

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS’ EQUITY
Preferred Stock, $1 par, 2,000,000 shares authorized, none issued
or outstanding, attributes to be determined when issued	-	-
Common stock, $0.01 par, 6,000,000 shares authorized
2,373,028 and 2,371,728 issued and outstanding	23,731	23,718
Additional paid in capital	4,008,453	3,974,476
Treasury stock, at cost, 74,691 and 71,341 shares in 2010 and 2009	(215,918)	(205,611)
Retained earnings	3,647,436	3,755,384

Total shareholders’ equity	7,463,702	7,547,967

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 8,123,342	$ 8,267,357

PHAZAR CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED AUGUST 31, 2009 AND AUGUST 31, 2008

	(Unaudited)
	Three Months Ended
	August 31, 2009	August 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (107,948)	$ 93,792
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation	33,595	25,965
Stock based compensation	33,990	139,060
Tax benefit for employee stock options		-
Deferred federal income tax	(10,008)	(37,489)
Changes in operating assets and liabilities:
Accounts receivable	97,100	(97,106)
Inventory	(183,393)	(241,861)
Income taxes receivable	(61,414)	47,135
Prepaid expenses	(93,869)	(28,813)
Accounts payable	5,417	(24,947)
Accrued expenses	(48,283)	(24,098)
Deferred revenues	(16,884)	76,976
Net cash used by operating activities	(351,697)	(71,380)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(31,201)	-
Purchase of treasury stock	(10,307)	-
Net cash used in investing activities	(41,508)	-

CASH FLOWS FROM FINANCING ACTIVIITES:
Proceeds from exercise of stock options	-	-
Federal income tax benefit-stock options expensed	-	-
Net cash provided by financing activities	-	-

Net decrease in cash and cash equivalents	(393,205)	(71,380)
CASH AND CASH EQUIVALENTS, beginning of period	3,320,647	2,446,563
CASH AND CASH EQUIVALENTS, end of period	$ 2,927,442	$ 2,375,183